AGREEMENT

    AGREEMENT entered into by and between LiveWire Sports Group, Inc. (LiveWire), 1260 North Hancock Street, Suite 106, Anaheim, California 92807 and Soccer Development of America, Inc. (SDA), 3803 Mission Boulevard, Suite 290, San Diego, California 92109 as follows:

    1. SDA does hereby sell and transfer all of its rights to and interest in 90:00 Minutes Magazine (the Magazine) to LiveWire. This shall include not only the magazine, but all intellectual property rights, images and logos associated with the magazine including the website www.90soccer.com which will include a link to the SDA company website for a period of two years. As a result of said sale and transfer, SDA shall have no further rights to nor interest in the magazine or website now or in the future. It is understood and acknowledged that this sale and transfer does not apply to any intellectual property rights, images and logos which belong to or are registered by SDA and which are not associated with the magazine including such intellectual property that may be included on any portion of the website being transferred to LiveWire herein.

    2. SDA shall provide LiveWire with all databases, contact lists, subscriber information, distributor lists, advertiser information, magazine and website related computer files, and any other information relating to the magazine and website.

    3. As sole owner of the magazine, LiveWire shall have the absolute right to publish and distribute the magazine as it so deems in its sole discretion and shall have no obligation to do either should LiveWire choose to discontinue the magazine.

    4. Upon the request of LiveWire, SDA shall use its best efforts to solicit advertisers for the magazine. Prior to any solicitation, SDA must provide a list of potential advertising prospects to LiveWire for written approval. SDA may solicit only approved advertising prospects. If additional prospects arise, SDA shall immediately contact LiveWire for written approval before SDA attempts to solicit them.

    5. With respect to any issue of the magazine actually published and distributed by LiveWire, LiveWire shall provide SDA the equivalent of five pages in the magazine, the location of which to be determined by LiveWire. SDA shall derive revenue, advertising and publicity from the use of these five pages. LiveWire shall have the right to approve all content therein. LiveWire shall make these five pages available to SDA for a period of two years from the effective date of this agreement. Thereafter, LiveWire shall make two pages available to SDA for a period of three years subject to the termination of this right by either party giving 30 days written notice to the other before the commencement of each additional year. For any page used by SDA in any given issue which does not generate revenue from an advertiser, SDA shall pay a fee of $40 per full page to LiveWire. Partial page fees shall be calculated accordingly. Nothing SDA does with respect to these pages, including the obtaining of advertising, shall interfere with or restrict the rights and efforts of LiveWire with respect to the magazine and obtaining advertising therefore.

    In order to calculate the equivalent of the five pages allotted to SDA, LiveWire will assign values to premium pages. Premium pages in the magazine will count towards more than the actual space they occupy. The page values for premium pages are as follows:

  Front Cover .............................. Not Available

  Back Cover .............................. 2.5 pages

  Inside Front Cover ................... 2 pages

  Inside Back Cover ................... 2 pages

  Facing Page to Inside Front Cover ... 1.5 pages

  Facing Page to Inside Back Cover ... 1.5 pages

  Facing Page to TOC ........................... 1.5 pages

    6. LiveWire acknowledges that SDA had an agreement with Fox Sports World pursuant to which Fox Sports World would advertise in the next six issues of the magazine. LiveWire agrees to continue discussions with Fox Sports World with respect to such advertising. Should an agreement be reached with Fox Sports World, LiveWire shall have the right to collect a fee from SDA, the amount of which and duration of which are yet to be determined. LiveWire shall have the right to negotiate a new agreement with Fox Sports World.

    7. SDA is restricted to selling advertising at LiveWire published rates and may not make trades or "special deals" for any pages over its allotted five pages. Any trades or deals that SDA enters into for the five allotted pages must be for equal consideration.

    8. All advertising contracts for the magazine shall be owned by LiveWire whether procured by LiveWire or by SDA. For those paid advertisers obtained by SDA within its allotted five pages, LiveWire shall pay SDA a commission of 90% to be paid upon receipt of monies from advertisers. All existing advertising contracts, whether prepaid or otherwise, shall be converted from SDA to LiveWire and advertisers shall be notified that all future payments are to be made payable to LiveWire. For all advertising, other than large classified and business card classified advertising, sold by SDA over and above its allotted five pages, LiveWire shall pay SDA a commission of 10%. For all large classified and business card classified advertising sold by SDA, LiveWire shall pay SDA a commission of 20%.

    9. SDA may no longer sell, give or trade subscriptions to the magazine. All subscriptions shall be processed by LiveWire. Livewire shall provide SDA with 50 copies (+/-) of each issue of the magazine for which SDA shall pay shipping costs. SDA shall also be charged a fee of $1.75 for each existing SDA subscriber to whom LiveWire shall distribute a magazine for the life of their subscription. Livewire shall provide a report to SDA identifying the SDA subscribers to whom each issue has been distributed.

    10. Any fees due to LiveWire shall be deducted from any commissions due to SDA. To the extent fees are due LiveWire, SDA shall be invoiced by LiveWire. Invoices shall be due and payable within 15 days of receipt. Any invoice not paid within 15 days of receipt shall incur a late charge of 10% provided, however, that this provision for a late charge shall not arise until the expiration of six months following the effective date of this agreement. SDA acknowledges that it shall make a good faith attempt to generate enough advertising revenues so that fees due it may be deducted from SDA commissions.

    11. The parties acknowledge that SDA owes LiveWire Corporate Communicates, Inc. the amount of $19,740 of which $17,945 is for services rendered and $1,795 is for interest and late fees. That debt has been assigned by LiveWire Corporate Communications, Inc. to LiveWire. That debt is hereby forgiven.

    12. LiveWire shall identify Yan Skwara as a consultant of the magazine for a period of two years unless LiveWire determines, in its sole discretion, that such identification adversely affects the promotion, advertising, subscriber base and success of the magazine.

    13. Subject to the express written approval of LiveWire, SDA may use the name of the magazine and its logo and trademarks in publicity to be generated by SDA. SDA shall clearly identify the magazine as a LiveWire publication and SDA shall not claim the magazine as its own or overstate its involvement. The parties acknowledge that such prior approval is a very significant provision of this agreement and should SDA violate this provision, SDA shall be subject to damages and equitable remedies in favor of LiveWire.

    14. This agreement shall pertain to and be binding upon the predecessors, successors, associates, related companies and agents of the parties hereto.

    15. It is expressly understood that this agreement shall not obligate LiveWire for any debt, liability or obligation of SDA and SDA shall indemnify and hold LiveWire harmless therefrom. SDA shall not give out the name, address, telephone number, fax or e-mail address of LiveWire to any creditor or potential creditor of SDA. SDA shall be solely responsible for resolving all issues with SDA subscribers and creditors. Any complaints pertaining to SDA received by LiveWire shall be referred to SDA for handling.

    16. In the event of a breach of this agreement, suit shall be filed in the County of Orange, State of California, and that the prevailing party shall be entitled to recover reasonable attorneys fees and costs of suit.

    17. SDA hereby represents that it has complied with federal securities law to the extent required.

    18. Both SDA and LiveWire hereby represent that this agreement has been approved by their respective boards of directors.

    19. This agreement supercedes any prior agreement of the parties, whether oral or written, and contains the entire understanding of the parties with regard to the within subject matter. No party hereto has made any representation, warranty, covenant or undertaking of any nature whatsoever, express or implied, with respect to this agreement other than that expressly set forth herein.

    20. All notices required herein shall be in writing and shall be either personally served or served by first class mail addressed, unless otherwise indicated, as follows:

LiveWire Sports Group
c/o Brad Nichols
1260 North Hancock Street, Suite 106
Anaheim, California 92807

With a copy to:
Arthur Jarvis Cohen, Esq.
Cohen, Eagan, Leonard & Parker, LLP
1235 North Harbor Boulevard, Suite 115
Fullerton, California 92832-1323

Soccer Development of America, Inc.
c/o Yan Skwara
3803 Mission Boulevard, Suite 290
San Diego, California 92109

With a copy to:
Gretchen Cowen, Esq.
Weintroub, Dillon PC
12520 High Bluff Drive, Suite 260
San Diego, California 92130

    21. This agreement shall become effective upon the day and year set forth below provided, however, that any action taken by either party in anticipation of the execution of this agreement is hereby ratified and approved.

LIVEWIRE SPROTS GROUP, INC.
By: /s/ Brad Nichols
DATED: October 26, 2003	Brad Nichols, President

SOCCER DEVELOPMENT OF AMERICA, INC.
DATED: October 26, 2003	By: /s/ Yan Skwara
Yan Skwara, President